EXHIBIT 10.25






                           CH2M HILL Companies, Ltd.



                           Restricted Stock Policy and
                            Administration Plan







                          Effective January 1, 2000




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                            CH2M HILL Companies, Ltd.
                Restricted Stock Policy and Administration Plan


                                 ARTICLE I
                                INTRODUCTION

     1.1 Establishment. CH2M HILL Companies, Ltd., an Oregon corporation, hereby establishes the CH2M HILL Companies, Ltd. Restricted Stock Policy and Administration Plan (the "Plan") to permit the grants of Restricted Stock to eligible Participants.

     1.2 Purposes. The purpose of the Plan is to provide selected individuals with added incentives to continue in the long-term service of CH2M HILL. The Plan is also designed to help CH2M HILL attract, retain and motivate high quality people and to provide financial incentives to Plan participants, inspiring them to contribute to maximizing the financial performance of CH2M HILL, thereby increasing shareholder value.


                                 ARTICLE II
                                DEFINITIONS

     2.1 Affiliate means any corporation or other entity that is affiliated with CH2M HILL through stock or other equity ownership or otherwise which is designated by either the Committee or the Board as an entity whose eligible employees, directors, officers, and consultants may be selected to participate in the Plan. The Committee may select an entity to be designated as an Affiliate if CH2M HILL owns directly or indirectly at least 50% of the entity. The Board, in its sole discretion, may select an entity to be designated as an Affiliate if CH2M HILL owns directly or indirectly at least 10% of the entity.

     2.2 Board means CH2M HILL Companies, Ltd. Board of Directors.

     2.3 Business Unit means a business group or designated operating entity within CH2M HILL Companies, Ltd., which has authority to allocate performance incentives among its personnel. As of the Effective Date, CH2M HILL has five business groups: (1) Industrial Business Group, (2) Infrastructure &
Environment   Transportation, (3) Infrastructure & Environment   Water,
(4) Infrastructure & Environment   Energy, Environment & Systems, and
(5) Operations & Management. Other Business Units include Infrastructure & Environment Regional Operations, Corporate, Kaiser Hill LLC, CH2M HILL Hanford
Group and the CH2M HILL Limited Holding Company.   While the specific Business
Units may change from time to time, whether or not a Business Unit is eligible to participate in the Restricted Stock Plan shall be determined by the Committee, based on management's recommendation.


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     2.4  Change in Control means:

     (a) a third person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, but excluding an employee benefit plan of the Company) becomes the beneficial owner of shares of the Plan Sponsor having 25% or more of the total number of votes that may be cast for the election of the Board; or

     (b) the shareholders of the CH2M HILL approve (i) any agreement for a merger or consolidation in which the CH2M HILL will not survive as an independent entity or (ii) any sale, exchange or other disposition of all or substantially all of CH2M HILL's assets; or

     (c) any sale, exchange or other disposition of greater than 25% of the fair market value of CH2M HILL assets.

     The Board's reasonable determination as to whether a Change in Control has occurred and the date on which the Change in Control occurs shall be final and conclusive.

     2.5 Committee means the O&IC Committee of the Board empowered to take actions with respect to the administration of the Plan as described in Article V of this document.

     2.6 CH2M HILL means CH2M HILL Companies, Ltd., and when appropriate, the Affiliates.

     2.7 Disability shall have the meaning given to such term in section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time.

     2.8 Effective Date means the effective date of the Plan, which is January 1, 2000.

     2.9 Internal Market means the limited internal market maintained by CH2M HILL for the purchase and sale of its common stock.

    2.10 LTD   means CH2M HILL Companies, Ltd.

    2.11 Participant means an employee, consultant, officer or director designated by the Business Units during the term of the Plan to receive one or more awards under the Plan.

    2.12 Plan means the CH2M HILL Companies, Ltd. Restricted Stock Policy and Administration Plan.

    2.13 Plan Year means the twelve-month period ending each December 31.

    2.14 Profit Center means one of the operating units of CH2M HILL designated by the Board as a Profit Center for purposes of this policy and plan, including as of the Effective Date, Industrial Business Group (IBG), Operations & Maintenance Business Group (O&MBG), Infrastructure & Environment (I&E) and the holding company of CH2M HILL family of companies, LTD.


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    2.15 Restricted Stock means one share of CH2M HILL common stock granted pursuant to the Plan, which is subject to the restrictions specified in the Restricted Stock Agreement.

    2.16 Restricted Stock Agreement shall have the meaning given to it in
Section 4.2.

    2.17 Stock means the common stock of CH2M HILL, and any stock instrument issued or useable subsequent to the Effective Date in substitution for the common stock.

    2.18 STI means the CH2M HILL Companies, Ltd. Short Term Incentive Plan.


                                 ARTICLE III
                                PARTICIPATION

     3.1 Eligibility for Participation. The Committee, in its sole discretion and on recommendation from Business Units, shall, from time to time, determine which employees, directors, officers and consultants shall be Participants in the Plan, and be granted one or more awards of Restricted Stock.


                                 ARTICLE IV
                             RESTRICTED STOCK

     4.1 Grant of Restricted Stock. A Participant may be granted one or more shares of Restricted Stock. Restricted Stock shall be granted as of the date specified in the Restricted Stock Agreement. Each Restricted Stock award shall be separately approved, and the receipt of one award shall not result in automatic receipt of any other award. Upon determination by the Committee to grant Restricted Stock to a Participant, LTD shall enter into a Restricted Stock Agreement with the Participant. All Restricted Stock awards not exceeding the value of US $250,000 may be made on direction of the Chair of the Committee and the Chief Executive Officer of CH2M HILL, with timely notification to the Committee at its next scheduled meeting. All Restricted Stock awards in excess of US $250,000 require prior approval of the Committee.

     4.2 Restricted Stock Agreements. Each Restricted Stock award granted under the Plan shall be evidenced by a written agreement (a "Restricted Stock Agreement"). A Restricted Stock Agreement shall be issued by CH2M HILL in the name of the Participant to whom the award is granted and in such form as may be approved by the Committee. The Restricted Stock Agreement shall incorporate and conform to the conditions in the Plan as well as any other terms and conditions that are not inconsistent with the Plan as the Committee may consider appropriate.

     (a) Number of Shares of Restricted Stock. Each Restricted Stock Agreement shall state that it covers a specified number of shares of Restricted Stock, as determined by the Committee.


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     (b)   Vesting of Restricted Stock.  Each Restricted Stock Agreement shall state the vesting schedule to which the Restricted Stock is subject. Restricted stock will generally cliff vest no sooner than on the third anniversary of the date the award is granted, except that the Chair of the Committee or the Chief Executive Officer of CH2M HILL may modify this requirement on request from the Business Units. In the absence of a provision in the Restricted Stock Agreement with respect to vesting, the entire award shall vest on the third anniversary of the date the award is granted.

           (i) Termination of Services for Any Reason. Except as otherwise provided in (ii) or (iv) below, if a Participant terminates service for any reason and is not 100% vested in all Restricted Stock he holds as of the date of such termination, he shall be entitled only to the portion of Restricted Stock award which was vested on the day he terminates service, and shall not be entitled to any portion of the non-vested Restricted Stock under the Plan.

          (ii)  Termination of Services by Reason of Death or Disability.
                With respect to a Participant who terminates service by reason of death or Disability, he shall become automatically 100% vested in all outstanding Restricted Stock held under the Plan.

         (iii) Definition of Termination of Services. Termination of services occurs as of the first day on which the Participant is no longer performing services for CH2M HILL or Affiliates, voluntarily or at CH2M HILL's request. Whether a Participant has terminated service shall be determined by the Committee in its sole discretion.

         (iv) Change in Control Vesting. All Restricted Stock which have been granted prior to the date on which a Change in Control occurs shall be 100% vested as of the date on which a Change in Control occurs.

     (c) Cancellation of Restricted Stock Agreement. The Committee may cancel a Restricted Stock Agreement at any time upon written notice of cancellation to a Participant. Upon cancellation of a Restricted Stock Agreement, the Participant shall not have any right to continue vesting in Restricted Stock under the Restricted Stock Agreement. Neither CH2M HILL nor the Committee shall have any liability to the Participant with respect to not yet vested Restricted Stock under the canceled Restricted Stock Agreement. As a precondition to such cancellation, CH2M HILL shall replace cancelled not yet vested Restricted Stock with instruments of approximately equal value as of the date of cancellation. "Equal value" shall be determined by the Committee in its sole discretion. Neither CH2M HILL nor the Committee shall have any liability to the Restricted Stock holder with respect to any adverse tax implications of such cancellation and substitution.

     4.3 Non-Transferability of Restricted Stocks. No Restricted Stock shall be assignable or transferable.


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     4.4 Restrictions on Transfers of Instruments Upon 100% Vesting.  All
Restricted Stock transferred to a Participant in accordance with the Plan will be subject to the terms, conditions, and restrictions on Stock set forth in CH2M HILL's Articles of Incorporation and Bylaws, as amended from time to time, including: (i) restrictions that grant CH2M HILL the right to repurchase shares upon termination of the shareholder's affiliation with CH2M HILL;
(ii) restrictions that grant CH2M HILL a right of first refusal if the shareholder wishes to sell shares other than in the Internal Market; and (iii) restrictions that require the approval of CH2M HILL for any other sale of shares.

     Notwithstanding any other provision of the Plan, CH2M HILL will not be required to transfer Restricted Stock to any person if, immediately after the transfer, the recipient would own more shares of Stock than that person is permitted to own under the Articles of Incorporation and Bylaws of CH2M HILL,
as amended from time to time.   The value of restricted stock in excess of the
share limit noted and otherwise payable to the Participant will be paid in cash.

     4.5 Withholding Requirement. All grants under the Plan are subject to withholding of all taxes, government mandated social benefit contributions, or other payments required to be withheld which are applicable to the Participants.

     4.6 No Equity Holder Privileges. No Participant shall have any privileges as an equity holder with respect to any non-vested Restricted Stock.


                                 ARTICLE V
                            PLAN ADMINISTRATION

     5.1 Committee. The Plan shall be administered by the Ownership & Incentive Compensation (O&IC) Committee appointed by and serving at the pleasure of the Board. The Committee shall at all times consist of at least two Directors and shall include other members (which may be either directors or non-directors) as the Board may determine. The Board may from time to time remove members from or add members to the Committee, and vacancies on the Committee shall be filled by the Board. Members of the Committee may resign at any time upon written notice to the Board.

     5.2 Committee Meetings and Actions. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including CH2M HILL, its shareholders, and all persons having any interest in Restricted Stock which may be or have been granted pursuant to the Plan.

     5.3 Powers of Committee. The Committee shall, in its sole discretion and on recommendation from the Business Units, (i) select the Participants from among the eligible employees, directors, officers, and consultants, (ii) determine the awards to be made pursuant to the Plan, and (iii) determine the time at which such awards are to be made, and (iv) determine the proportion of cash and stock instruments in which the awards will be paid. The Committee shall have the full and exclusive right to grant and determine terms and conditions of all awards granted under the Plan and establish such other terms under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of agreements with Participants that shall evidence the particular provisions, terms, and conditions which need not be identical except as may be provided in the Plan. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of CH2M HILL.


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     5.4 Interpretation of Plan.  The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including CH2M HILL, its shareholders, and all persons having any interest in Restricted Stock which may be or have been granted pursuant to the Plan.

     5.5  Limitation of Liability and Indemnification.

          (a) No member of the Committee shall be liable for any action or determination made in good faith.

          (b) Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by CH2M HILL Companies, Ltd. against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with CH2M HILL's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give CH2M HILL an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person's own behalf.



                                 ARTICLE VI
                      ADJUSTMENTS TO RESTRICTED STOCK

     6.1 Number of Restricted Stock. The number of Restricted Stock authorized for issuance under the Plan shall be determined at the discretion of the Committee based on requests made by each Business Unit. If adjustments are required under Sections 6.3 or 6.4 to the number of Restricted Stock granted, the number of Restricted Stock authorized under the Plan shall be adjusted in a similar manner. Restricted Stock that are granted under the Plan shall be applied to reduce the maximum number of Restricted Stock remaining available for grant under the Plan.

     6.2 Unused Restricted Stock. Any Restricted Stock that for any reason are canceled shall automatically become available for grant under the Plan.


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     6.3 Adjustments for Stock Splits and Stock Dividends.  If there is any increase or decrease in the number of outstanding Shares of Stock or any change in the rights and privileges of Shares of Stock (a) as a result of the payment of a Stock dividend or any other distribution payable in Stock, or
(b) through a stock split, subdivision, consolidation, combination, reclassification or re-capitalization involving the Stock, then each Restricted Stock Agreement for which Restricted Stock are affected by one or more of the above events shall be modified as if the Restricted Stock which were affected had actually been Shares of Stock issued and outstanding, fully paid and nonassessable at the time of such occurrence.

     6.4 Other Distributions and Changes in the Stock. If CH2M HILL distributes assets or securities of persons other than CH2M HILL (excluding cash or distributions referred to in Section 6.3) with respect to the stock, or if CH2M HILL grants rights to subscribe pro rata for additional shares of stock or for any other securities of CH2M HILL or if there is any other change in the number or kind of outstanding shares of stock or of any stock or other securities into which the stock will be changed or for which it has been exchanged, and if the Committee in its discretion determines that the event equitably requires an adjustment to any Restricted Stock Agreement, then such adjustments shall be made, or other action shall be taken, by the Committee as the Committee in its discretion deems appropriate.


                                 ARTICLE VII
                            REQUIREMENTS OF LAW

     7.1 Requirements of Law. All awards pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

     7.2 Governing Law. The Plan and all agreements under the Plan shall be construed in accordance with and governed by the laws of the State of Colorado, United States of America.


                                 ARTICLE VIII
                  AMENDMENT, MODIFICATION AND TERMINATION

     The Board may amend or modify any provision of the Plan at any time. The Board may suspend the granting of any Restricted Stock under the Plan or terminate the Plan at any time.

     The Board may determine that any not yet vested Restricted Stock granted under the Plan shall be subject to additional and/or modified terms and conditions, and the terms of the Restricted Stock Agreement shall be adjusted accordingly, as may be necessary to comply with or take account of any securities, exchange control, or taxation laws, regulations or practice of any territory which may have application to the relevant Participant.


                                 ARTICLE IX
                               MISCELLANEOUS

     9.1 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

     9.2 No Right to Continued Employment. Nothing contained in the Plan or in any award granted under the Plan shall confer upon any Participant any right with respect to the continuation of the Participant's employment by, or consulting relationship with, CH2M HILL and/or Affiliates, or interfere in any way with the right of CH2M HILL or Affiliates, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an award. Any Participant who leaves the employment of CH2M HILL shall not be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under this Plan which the Participant might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.


     CH2M HILL hereby agrees to the provisions of the Plan and in witness of its agreement, by its duly authorized officer has executed the Plan on the date written below.


                                        CH2M HILL Companies, Ltd.
                                        Plan Sponsor



                                        By:_______________________________

                                     Title:_____________________________

                                      Date:_____________________________